STOCK TRANSFER AGREEMENT

STOCK TRANSFER AGREEMENT, dated as of August 29, 2010 (the “Agreement”) by and among Mr. Hongbo Cao and Mr. Tingming Li, two individual shareholders of Befut International Co. Limited, a British Virgin Islands company (individually, “Transferor” and collectively, “Transferors”), and the individuals signing the signature page of this Agreement (individually, “Transferee”, collectively, “Transferees”).

WHEREAS, Transferors desire to transfer to Transferee, and Transferee desires to transfer from Transferor, certain shares of the issued and outstanding common stock, $0.001 par value (the “Common Stock”) of BEFUT International Co., Ltd., a Nevada corporation having its principal address at Room 4, 27th Floor Liangjiu International Tower No.5 Heyi Street Xigang District Dalian 116011 China (the “BEFUT USA”), upon the terms and conditions herein;

WHEREAS, the parties intend that the transfer of the shares should be exempt from the registration requirements of  Section 5 of the Securities Act of 1933, as amended (the “Securities Act”) pursuant to the exemption from registration afforded under Regulation S of the United States Securities and Exchange Commission (the “SEC”) under the Securities Act;

NOW, THEREFORE, in consideration of the promises and the mutual agreements, covenants and provisions herein contained, the parties hereto hereby agree as follows:

ARTICLE I

STOCK TRANSFER

Section 1.1      Transfer of the BEFUT USA Stock.  Upon the terms and subject to the conditions of this Agreement, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Transferor hereby transfers and assigns to Transferee the number of shares of Common Stock of BEFUT USA specified on said Attachment A (the “Transfered Stock”).  Upon receipt from Transferee of two (2) copies of this Agreement, each duly executed by the Transferee; Transferor shall deliver to Transferee a certificate representing the Transfered Stock under the name of the Transferee.

Section 1.2      Transfer Taxes; Certain Expenses.  Each party shall be responsible for any transfer and similar taxes assessed on or payable by such party in connection with the transfer of the Transfered Stock.

ARTICLE II

REPRESENTATIONS AND
WARRANTIES OF TRANSFEROR

Transferor hereby represents and warrants to Transferee as follows:

Section 2.1      Title to the Transfered Stock.  At the time of transfer of the Transfered Stock to Transferee pursuant to the terms hereof, Transferor will be the sole beneficial and record owner of the Transfered Stock, free and clear of any setoff, claim, restriction, pledge, security interest, encumbrance or any other charges (collectively “Encumbrances”).  Upon receipt by Transferee of the certificates for the Transfered Stock, Transferees shall have good and marketable title to the Transfered Stock, free and clear of all Encumbrances.

Section 2.2      Authorization. Transferor has full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby.  This Agreement constitutes the valid and binding obligation of Transferor enforceable in accordance with its terms.

Section 2.3      Consents.  No consent or waiver of any party is required to be obtained by Transferor in connection with the execution, delivery and performance of this Agreement.

Section 2.4      Offshore Transaction.

2.4.1  At the time Transferors transfer Transferees the Transfered Stock, Transferor and/or its agent reasonably believed that the Transferee is outside of the United States, is not a U.S. Person and is not receiving the Transfered Stock for the account or benefit of a U.S. Person.

2.4.2  Transferor has no reason to believe that Transferee or anyone acting on Transferee’s behalf has prearranged the resale of any of the Transfered Stock with a purchaser in the United States.

2.4.3  The transfer of the Transfered Stock by Transferor is not a transaction that is part of any plan or scheme to evade the registration provisions of the Securities Act.

2.4.4  Neither Transferor or any affiliate of Transferor, nor any person acting on behalf of Transferor or any affiliate of Transferor, has engaged in any Directed Transfering Efforts (as defined in Attachment B) in the United States.

ARTICLE III

REPRESENTATIONS, WARRANTIES
AND COVENANTS OF TRANSFEREE

Transferee hereby represents and warrants to Transferor as follows:

Section 3.1      Authorization and Binding Obligation.  Transferee has the requisite power and authority to execute, deliver and perform this Agreement.  This Agreement has been duly executed by Transferee and constitutes the legal, valid, and binding obligation of Transferee, enforceable against Transferee in accordance with its terms.

Section 3.2      Offshore Transaction.

3.2.1  Transferee understands and acknowledges that (A) the Transfered Stock have not been registered under the Securities Act, are being sold in reliance upon an exemption from registration afforded by Regulation S; and that such Transfered Stock have not been registered with any state securities commission or authority; (B) pursuant to the requirements of Regulation S, the Transfered Stock may not be transferred, sold or otherwise exchanged unless in compliance with the provisions of Regulation S and/or pursuant to registration under the Securities Act, or pursuant to an available exemption hereunder; and (C) BEFUT USA is under no obligation to register the Transfered Stock under the Securities Act or any state securities law, or to take any action to make any exemption from any such registration provisions available.

3.2.2  As of the date of execution and delivery of this Agreement the Transferee is not (and at the time the offer to Transfer the Transfered Stock was made to the Transferee the Transferee was not) a “U.S. Person” (as defined in Attachment B).  At the time Transferee offered to Transfer the Transfered Stock, the Transferee was outside the United States, and Transferee is outside of the United States as of the date of execution and delivery of this Agreement.  Neither Transferee nor anyone acting on Transferee’s behalf has prearranged the resale of any of the Transfered Stock with a U.S. Person or other purchaser in the United States.

3.2.3   Transferee is not a “Distributor” (as defined in Attachment B) and is not receiving the Transfered Stock with the intent of distributing the Transfered Stock on behalf of BEFUT USA, Transferor or any Distributor or any of their affiliates.  The Transferee is receiving the Transfered Stock for its own account (and/or for the account of other non-U.S. Persons who are outside of the United States) and not for the account or benefit of any U.S. Person and no other person has any interest in or participation in the Transfered Stock or any right, option, security interest, pledge or other interest in or to the Transfered Stock.  Neither Transferee nor any affiliate or any person acting on Transferee's behalf, has made or is aware of any Directed Transfering Efforts in the United States.

3.2.4  Transferee acknowledges and agrees that the certificates representing the Transfered Stock will bear a legend substantially as follows:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY U.S. STATE SECURITIES LAWS (“STATE ACTS”), AND ARE RESTRICTED SECURITIES AS THAT TERM IS DEFINED IN RULE 144 UNDER THE SECURITIES ACT.  THE SHARES HAVE BEEN TRANSFERED IN AN OFFSHORE TRANSACTION BY THE HOLDER, WHO A PERSON WHO IS NOT A U.S. PERSON (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT), IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT PROVIDED BY REGULATION S.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED, EITHER DIRECTLY OR INDIRECTLY, IN THE UNITED STATES (AS DEFINED IN REGULATION S) OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH REGULATION S, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND QUALIFICATION UNDER APPLICABLE STATE ACTS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND QUALIFICATION UNDER APPLICABLE STATE ACTS, THE AVAILABLITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF BEFUT INTERNATIONAL CO., LIMITED.  HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

3.2.4  Neither the Transferee nor any entity controlled by the Transferee has a short position in the Common Stock nor will have a short position in the Common Stock at any time prior to the expiration of the “Distribution Compliance Period” (as defined in Attachment B).

3.2.5  The Transfer of the Transfered Stock by the Transferee is not a transaction that is part of any plan or scheme to evade the registration provisions of the Securities Act.

Section 3.3      Resale Restrictions.

3.3.1  The Transferee hereby agrees not to resale any of the Transfered Stock except (a)  in accordance with the provisions of Regulation S, (b) pursuant to registration of the Transfered Stock under the Securities Act or (c) pursuant to an available exemption from registration under the Securities Act.

3.3.2  Until the Securities have been registered with the SEC, the Transferee shall notify the Company about any proposed resale to a U.S. Person (as defined above) which notice must be received by the Company at least five (5) business days prior to such resale.

3.3.2  Prior to reselling any of the Transfered Stock during the Distribution Compliance Period, the Transferee will send a notice to the potential purchaser that such potential purchaser may be subject to the restrictions of Regulation S during the Distribution Compliance Period.

Section 3.4      Covenant by BEFUT USA.  BEFUT USA hereby covenants with the Transferor that BEFUT USA will refuse to register any transfer of any of the Transfered Stock not made in accordance with the provisions of Regulation S and this Agreement.

Section 3.5      Undertakings of BEFUT USA.  Transferee acknowledges that BEFUT USA has covenanted with the Transferor, that BEFUT USA will refuse to register any transfer of any of the Transfered Stock not made in accordance with the provisions of Regulation S and this Agreement.  Transferee further  acknowledges that prior to any registration for transfer of the Transfered Stock and as a condition to such registration, BEFUT USA shall have the right to request an opinion of counsel, a certificate or such other evidence as may be satisfactory to BEFUT USA to the effect that the transfer has been made in accordance with Regulation S and this Agreement.

ARTICLE IV

MISCELLANEOUS

Section 4.1      Governing Law: Jurisdiction.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York (without giving effect to conflicts of law).

Section 4.2      Headings and Captions.  The headings and captions contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

Section 4.3      Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which together shall constitute but one and the same instrument.

Section 4.4      Entire Agreement.  This Agreement constitutes the entire understanding among the parties with respect to the subject matter hereof, superseding all negotiations, prior discussions and preliminary agreements made prior to the date hereof.

Section 4.5      Assignment.  This Agreement shall not be assignable by any party hereto without the express prior written consent of the other.  Nothing in this Agreement is intended to confer upon any person, other than the parties hereto and their successors or permitted assigns, any rights or remedies under or by reason of this Agreement.

Section 4.6      Separability.  If any section, subsection or provision of this Agreement, or the application of such section, subsection or provision, is held invalid, the remainder of this Agreement and the application of such section, subsection or provision to persons or circumstances other than those to which it is held invalid shall not be affected

Section 4.7      Notices.  All notices, consents or other communications required or permitted to be given by any party hereunder shall be in writing and shall be given by delivery or by certified or registered mail, postage prepaid, internationally recognized courier, postage prepaid, or by facsimile (if followed by a copy sent by internationally recognized courier) to the other party at its address as set forth on the signature page of this Agreement or at such other address as any party may from time to time specify by notice to the other parties hereto.  Any notice, consent or other communication required or permitted to be given hereunder shall be deemed to have been given (a) on the date of personal delivery, (b) on the fourth business day following the date of proper mailing by international mail, (c) in the case of internationally recognized courier, two business days following the date of delivery to such courier, or (d) if by facsimile, on the next business day.

Section 4.8      Costs.  Each party will pay its own costs and expenses involved in carrying out the transactions contemplated by this Agreement.

Section 4.9      Amendment.  This Agreement may not be amended except by an instrument in writing signed by or on behalf of the parties hereto.

Section 4.10    Independent Nature of Transferors’ Obligations and Rights.  The obligations of each Transferor under this Agreement are several and not joint with the obligations of any other Transferor, and no Investor shall be responsible in any way for the performance of the obligations of any other Transferor under this Agreement.  The decision of each Transferor to transfer Transfered Stock pursuant to this Agreement has been made by such Transferor independently of any other Transferor.  Nothing contained herein, and no action taken by any Transferor pursuant thereto, shall be deemed to constitute the Transferors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Transferors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement.  Each Transferor acknowledges that no other Transferor has acted as agent for such Transferor in connection with making its investment hereunder and that no Transferor will be acting as agent of such Transferor in connection with monitoring its investment in the Transfered Stock or enforcing its rights under this Agreement.  Each Transferor shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Transferor to be joined as an additional party in any proceeding for such purpose.  The Company acknowledges that each of the Transferors has been provided with the same agreement for the purpose of closing a transaction with multiple Transferors and not because it was required or requested to do so by any Transferor.

Section 4.10    Survival.  The representations, warranties, agreements and covenants contained herein shall survive the completion of the Transfer and sale of the Transfered Stock as contemplate herein.

Section 4.11    Further Assurances.  Subject to the terms and conditions of this Agreement, each of the parties hereto will use all reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable, under applicable laws and regulations or otherwise, to fulfill its or his obligations under this Agreement and to consummate the transactions contemplated by this Agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.

TRANSFEROR:

BEFUT International Co. Limited

By:	/s/ Hongbo Cao
Name: Hongbo Cao
Title: Sole Director
Address:

TRANSFEREE:

Refer to the number of shares and signatures on Attachment A

Only as to Sections 3.4 herein:

BEFUT International Co., Ltd.

By:	/s/ Hongbo Cao
Name: Hongbo Cao
Title: Chief Executive Officer
Address:
Room 2704 Liangjiu International
Mansion No.5 Heyi St. Xigang District Dalian, China

ATTACHMENT A

Transferees and Transferred Stock

	Name 姓名	Transferred Stock 持股数	Signatures 签名
1	李琳 Lin Li	1,500,000	/s/ Lin Li

2	黄金花 Jinhua Huang	1,500,000	/s/ Jinhua Huang

3	李凡胜 Fansheng Li	1,300,000	/s/ Fansheng Li

4	邵媛君 Yuanjun Shao	1,000,000	/s/ Yuanjun Shao

5	邵兵 Bing Shao	1,300,000	/s/ Bing Shao

6	杨金莲 Jinlian Yang	800,000	/s/ Jinlian Yang

7	于梅 Mei Yu	800,000	/s/ Mei Yu

8	于锡延 Xiyan Yu	800,000	/s/ Xiyan Yu

9	于晓波 Xiaobo Yu	800,000	/s/ Xiaobo Yu

10	谈 红 Hong Tan	1,200,000	/s/ Hong Tan

11	陈家强 Jiaqiang Chen	700,000	/s/ Jiaqiang Chen

12	杜玉民 Yumin Du	1,100,000	/s/ Yumin Du
Total		12,800,000

ATTACHMENT B

DEFINITIONS

"Directed Selling Efforts" means any activity  undertaken for the purpose  of,  or that  could  reasonably  be  expected  to have the  effect  of, conditioning  the market in the United States for any of the Common Stock.  Such activity includes  placement of an advertisement in a publication with a general circulation in the United States that refers to the offering of securities being made in reliance upon Regulation S.

"Distributor"  means any  underwriter,  dealer or other person who participates,  pursuant to a contractual  arrangement,  in the  distribution  of shares of Common Stock.

"Distribution Compliance Period" means a period that ends six months after the date of execution and delivery of this Stock Transfer Agreement.

"U.S. person":

1.  “U.S. Person” means:

i.      Any natural person resident in the United States;
ii.     Any partnership or corporation organized or incorporated under the laws of the United States;
iii.    Any estate of which any executor or administrator is a U.S. person;
iv.    Any trust of which any trustee is a U.S. person;
v.     Any agency or branch of a foreign entity located in the United States;
vi.    Any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person;
vii.   Any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and
viii.  Any partnership or corporation if:
A.      Organized or incorporated under the laws of any foreign jurisdiction; and
B.       Formed by a U.S. person principally for the purpose of investing in securities not registered under the Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a) of Regulation D under the Securities Act) who are not natural persons, estates or trusts.

2.      The following are not "U.S. persons":
i.   Any discretionary account or similar account (other than an estate or trust) held for the benefit or account of a non-U.S. person by a dealer or other professional fiduciary organized, incorporated, or (if an individual) resident in the United States;

ii.      Any estate of which any professional fiduciary acting as executor or administrator is a U.S. person if:
A.    An executor or administrator of the estate who is not a U.S. person has sole or shared investment discretion with respect to the assets of the estate; and
B.     The estate is governed by foreign law;
iii.     Any trust of which any professional fiduciary acting as trustee is a U.S. person, if a trustee who is not a U.S. person has sole or shared investment discretion with respect to the trust assets, and no beneficiary of the trust (and no settlor if the trust is revocable) is a U.S. person;
iv.    An employee benefit plan established and administered in accordance with the law of a country other than the United States and customary practices and documentation of such country;
v.     Any agency or branch of a U.S. person located outside the United States if:
A.    The agency or branch operates for valid business reasons; and
B.     The agency or branch is engaged in the business of insurance or banking and is subject to substantive insurance or banking regulation, respectively, in the jurisdiction where located; and
vi.    The International Monetary Fund, the International Bank for Reconstruction and Development, the Inter-American Development Bank, the Asian Development Bank, the African Development Bank, the United Nations, and their agencies, affiliates and pension plans, and any other similar international organizations, their agencies, affiliates and pension plans.